Exhibit (d)(12)(H)

JOHN HANCOCK VARIABLE INSURANCE TRUST

AMENDMENT TO SUBADVISORY AGREEMENT

John Hancock Asset Management a division of Manulife Asset Management (US) LLC

AMENDMENT made as of June 25, 2014 to the Subadvisory Agreement dated April 28, 2006, as amended (the "Agreement"), between John Hancock Investment Management Services, LLC, a Delaware limited liability company (the "Adviser"), and John Hancock Asset Management a division of Manulife Asset Management (US) LLC, a Delaware limited liability company (the "Subadviser").  In consideration of the mutual covenants contained herein, the parties agree as follows:

1.	CHANGE IN APPENDIX A

Appendix A of the Agreement relating to compensation of the Subadviser is amended to add the following series (each a “Portfolio”) of John Hancock Variable Insurance Trust (the “Trust”):

a.  Financial Services Trust

b.  Fundamental Value  Trust

Appendix A of the Agreement is also amendment to change the funds whose net assets are aggregated for purposes of determining the subadvisory fee for the Fundamental Large Cap Value Trust.

2.	EFFECTIVE DATE

This Amendment shall become effective as to a Portfolio on the later to occur of (i) approval of the Amendment as to the Portfolio by the Board of Trustees of the Trust, (ii) approval of the Amendment by the shareholders of a Portfolio, in the case of the Financial Services Trust and the Fundamental Value Trust, and (iii) execution of the Amendment.

3.	DEFINED TERMS

Unless otherwise defined herein, capitalized terms used herein have the meanings specified in or pursuant to the Agreement.

4.	OTHER TERMS OF THE AGREEMENT

Except as specifically amended hereby, all of the terms and conditions of the Agreement shall continue to be in full force and effect and shall be binding upon the parties in accordance with their respective terms.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed under seal by their duly authorized officers as of the date first mentioned above.

JOHN HANCOCK INVESTMENT MANAGEMENT SERVICES, LLC

By:	/s/ Philip J. Fontana
Philip Fontana
Vice President

JOHN HANCOCK ASSET MANAGEMENT A DIVISION OF MANULIFE ASSET MANAGEMENT (US) LLC

By:	/s/ Diane Landers
Diane Landers
Chief Operating Officer

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APPENDIX A

The Subadviser shall serve as investment subadviser for the Portfolios of the Trust listed below (portion of the net assets of the Portfolio as shall be assigned to the Subadviser by the Adviser from time to time in the case of the Active Bond Trust). The Adviser will pay the Subadviser, as full compensation for all services provided under this Agreement with respect to the Portfolio, the fee computed separately for such Portfolio at an annual rate as follows (the "Subadviser Fee"):

Portfolio	First $[ ] of Aggregate Net Assets*	Next $[ ] of Aggregate Net Assets*	Excess Over $[ ] of Aggregate Net Assets*
Fundamental Value Trust	[ ]%	[ ]%	[ ]%

Portfolio	First $[ ] of Aggregate Net Assets*	Next $[ ] of Aggregate Net Assets*	Next $[ ] of Aggregate Net Assets*	Excess Over $[ ] of Aggregate Net Assets*
Financial Services Trust	[ ]%	[ ]%	[ ]%	[ ]%

Portfolio	First $[ ] of Aggregate Net Assets*	Next $[ ] of Aggregate Net Assets*	Excess over $[ ] of Aggregate Net Assets*
Active Bond Trust#	[ ]%	[ ]%	[ ]%

#The subadvisory fee is paid on the portion of the net assets of the Active Bond Trust managed by the Subadviser as the Adviser may assign to the Subadviser from time to time.

Portfolio	First $[ ] of Aggregate Net Assets*	Next $[ ] of Aggregate Net Assets*	Next $[ ]of Aggregate Net Assets*	Excess Over $[ ]of Aggregate Net Assets*
Bond Trust	[ ]%	[ ]%	[ ]%	[ ]%
Bond PS Series	[ ]%	[ ]%	[ ]%	[ ]%

Portfolio	First $[ ] of Aggregate Net Assets*	Excess Over $[ ] of Aggregate Net Assets*
Short-Term Government Income Trust	[ ]%	[ ]%

Portfolio	First $[ ] of Aggregate Net Assets*	Next $[ ] of Aggregate Net Assets*	Next $[ ]of Aggregate Net Assets*	Excess Over $[ ] of Aggregate Net Assets*
Strategic Equity Allocation Trust	[ ]%	[ ]%	[ ]%	[ ]%

Portfolio	First $[ ] of Aggregate Net Assets*	Next $[ ] Of Aggregate Net Assets*	Excess Over $[ ] ofAggregate Net Assets*
Strategic Income Opportunities Trust	[ ]%	[ ]%	[ ]%

Portfolio	First $[ ] of Aggregate Net Assets*	Excess Over $[ ] of Aggregate Net Assets*
Ultra Short Term Bond Trust	[ ]%	[ ]%

Portfolio	First $[ ] of Aggregate Net Assets*	Excess Over $[ ] of Aggregate Net Assets*
Fundamental All Cap Core Trust	[ ]%	[ ]%

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Portfolio	First $[ ] of Aggregate Net Assets*	Next $[ ] of Aggregate Net Assets*	Excess Over $[ ] of Aggregate Net Assets*
Fundamental Large Cap Value Trust	[ ]%	[ ]%	[ ]%

Portfolio	All Asset Levels

Fundamental Holdings Trust	[ ]%
Global Diversification Trust
Core Fundamental Holdings Trust
Core Global Diversification Trust
Core Strategy Trust
Lifecycle 2010 Trust
Lifecycle 2015 Trust
Lifecycle 2020 Trust
Lifecycle 2025 Trust
Lifecycle 2030 Trust
Lifecycle 2035 Trust
Lifecycle 2040 Trust
Lifecycle 2045 Trust
Lifecycle 2050 Trust

Lifestyle Aggressive PS Series
Lifestyle Balanced PS Series
Lifestyle Conservative PS Series
Lifestyle Growth PS Series
Lifestyle Moderate PS Series

Portfolio	First $[ ] of Aggregate Net Assets*	Excess Over $[ ]of Aggregate Net Assets*
Lifestyle Aggressive Trust
Lifestyle Balanced Trust	[ ]%	[ ]%
Lifestyle Conservative Trust
Lifestyle Growth Trust
Lifestyle Moderate Trust

Portfolio	All Asset Levels
Franklin Templeton Founding Allocation Trust	[ ]%

*The term Aggregate Net Assets for a given day includes the net assets of a Portfolio of the Trust. It also includes the net assets of one or more other portfolios of the Trust or other trusts as indicated below, but in each case only for the period during which the Subadviser for the Portfolio also serves as the subadviser for the other portfolio(s). For purposes of determining Aggregate Net Assets and calculating the Subadviser Fee for a given day, the net assets of the Portfolio and each other portfolio of the Trust are determined by the Custodian as of the close of business on the previous business day of the Trust, and the net assets of each portfolio of each other fund or trust are determined as of the close of business on the previous business day of that fund.

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Trust Portfolio(s)	Other Portfolio(s)

Financial Services Trust	Financial Industries, a series of John Hancock Investment Trust II

Fundamental Value Trust	Fundamental Large Cap Value Trust Fundamental Large Cap Value Fund, a series of John Hancock Funds II

Active Bond Trust	Active Bond Fund, a series of John Hancock Funds II

Short-Term Government Income Trust	Short-Term Government Income Fund, a series of John Hancock Funds II

Strategic Income Opportunities Trust	Strategic Income Opportunities Fund, a series of John Hancock Funds II

Bond Trust	Bond PS Series

Bond PS Series	Bond Trust

Fundamental All Cap Core Trust	Fundamental All Cap Core Fund, a series of John Hancock Funds II

Fundamental Large Cap Value Trust	Fundamental Large Cap Value Fund, a series of John Hancock Funds II Fundamental Value Trust

Strategic Equity Allocation Trust	Strategic Equity Allocation Fund, a series of John Hancock Funds II

Fundamental Holdings Trust	Not Applicable
Global Diversification Trust
Bond Trust
Bond PS Series
Core Fundamental Holdings Trust
Core Global Diversification Trust
Core Strategy Trust
Franklin Templeton Founding Allocation Trust
Lifecycle 2010 Trust
Lifecycle 2015 Trust
Lifecycle 2020 Trust
Lifecycle 2025 Trust
Lifecycle 2030 Trust
Lifecycle 2035 Trust
Lifecycle 2040 Trust
Lifecycle 2045 Trust
Lifecycle 2050 Trust
Lifestyle Balanced PS Series
Lifestyle Conservative PS Series
Lifestyle Growth PS Series
Lifestyle Moderate PS Series
Strategic Allocation Trust
Ultra Short Term Bond Trust

Lifestyle Aggressive Trust

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Lifestyle Balanced Trust
Lifestyle Conservative Trust
Lifestyle Growth Trust
Lifestyle Moderate Trust
(collectively, the “JHVIT Lifestyle Trusts”)	For each JHVIT Lifestyle Trust, Aggregate Net
Assets include the net assets of all of the JHVIT Lifestyle Trusts, the net assets of all of the JHVIT Lifestyle PS Series, the net assets of all of the JHF II Lifestyle Portfolios and the net assets of the JHF II Lifestyle II Portfolios. The JHVIT Lifestyle PS Series are: Lifestyle Aggressive PS Series, Lifestyle Balanced PS Series, Lifestyle Conservative PS Series, Lifestyle Growth PS Series and Lifestyle Moderate PS Series. The JHF II Lifestyle Portfolios are: the Lifestyle Aggressive Portfolio, Lifestyle Balanced Portfolio, Lifestyle Conservative Portfolio, Lifestyle Growth Portfolio and Lifestyle Moderate Portfolio. The JHF II Lifestyle II Portfolios are: the Lifestyle II Aggressive Portfolio, the Lifestyle II Balanced Portfolio, the Lifestyle II Conservative Portfolio, the Lifestyle II Growth Portfolio and the Lifestyle II Moderate Portfolio.

The Subadviser Fee for a Portfolio shall be based on the applicable annual fee rate for the Portfolio which for each day shall be equal to (i) the sum of the amounts determined by applying the annual percentage rates in the table to the applicable portions of Aggregate Net Assets divided by (ii) Aggregate Net Assets (the "Applicable Annual Fee Rate"). The Subadviser Fee for the Portfolio shall be accrued for each calendar day, and the sum of the daily fee accruals shall be paid monthly to the Subadviser within 30 calendar days of the end of each month. The daily fee accruals will be computed by multiplying the fraction of one over the number of calendar days in the year by the Applicable Annual Fee Rate, and multiplying this product by the net assets of the Portfolio. The Adviser shall provide Subadviser with such information as Subadviser may reasonably request supporting the calculation of the fees paid to it hereunder. Fees shall be paid either by wire transfer or check, as directed by Subadviser.

If, with respect to any Portfolio, this Agreement becomes effective or terminates, or if the manner of determining the Applicable Annual Fee Rate changes, before the end of any month, the fee (if any) for the period from the effective date to the end of such month or from the beginning of such month to the date of termination or from the beginning of such month to the date such change, as the case may be, shall be prorated according to the proportion which such period bears to the full month in which such effectiveness or termination or change occurs.

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